BY-LAWS

                               OF

                   LONE STAR INDUSTRIES, INC.

                           ARTICLE I.
                            Offices.
          Section 1.  Principal Office.  The principal
office of the
Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and its resident agent shall be The
Corporation Trust Company.
          Section 2. Other Offices. The Corporation may have offices at any other place or places, as from time to time the Board of
Directors may determine or the business of the Corporation may require.
                           ARTICLE II.
                    Meetings of Stockholders.
          Section 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held on such date as may be fixed by the Board of Directors and specified in the notice thereof, or if not so fixed it shall be held on the second
Thursday in May in each year, unless it is a legal holiday under the laws of the state where such meeting is to be held. If it is a legal holiday under the laws of that state, the meeting shall be held on the next succeeding business day which is not a legal holiday under the laws of that state.
          Section 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board or by order of the Board of Directors. At any such special meeting of the stockholders, only such business shall be conducted as shall have been specified in the notice of meeting (or any supplement thereto).
          Section 3. Place of Meeting. Each meeting of stockholders of the Corporation shall be held at the place, within or without the
State of Delaware, and at the hour specified in the notice or waiver of notice of the meeting.
          Section 4.  Notice of Meetings.  Except as
otherwise
provided by law, notice of each meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting, not less than ten nor more than sixty days before the day on which the meeting is to be held. Notice may be given by delivering a written or printed notice thereof to a stockholder personally, or by mailing such notice in a postage prepaid envelope addressed to a stockholder at his or her post-office appearing in the records of the Corporation or by transmitting notice thereof to a stockholder at such address by telegraph, cable, wireless, or other form of recorded communication.
Except where expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Notice of any meeting of stockholders shall not be required to be given to any stockholder who attends such meeting in person or by proxy without protesting at the beginning of the meeting that the meeting is not lawfully called or convened or who in person or by attorney duly authorized to do so waives such notice in writing or by telegraph, cable, wireless or other form of recorded communication, either before or after such meeting. Notice of any adjourned meeting of the stockholders shall not be required to be given, except where expressly required by law.
          Section 5.  Quorum.  At each meeting of the
stockholders,
except where other provision is made by law, presence in person or by proxy of the holders of a majority of the issued and outstanding stock of the Corporation entitled to vote at the meeting constitutes a quorum for the transaction of business. In the absence of a quorum, a majority in voting interest of the stockholders of the Corporation present in person or by proxy and entitled to vote, or, in the absence of all the stockholders entitled to vote, any officer entitled to preside at, or act as secretary of, such meeting shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of an adjourned meeting need by given if the time and place are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days or a new record date is fixed for the meeting.
          Section 6. Organization. At each meeting of the stockholders, the Chairman of the Board, or if he or she is absent, such person as may be designated by the Board of Directors, or if such person is absent, another officer of the Corporation chosen as chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote at the meeting, or if all the officers of the Corporation are absent, a stockholder holding of record shares of stock of the Corporation so chosen, shall act as chairman of the meeting and preside at it. The
Secretary, or if he or she is absent from such meeting or is required pursuant to the provisions of this Section 6 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if an
Assistant Secretary is present at the meeting) whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes of it.
          Section 7.  Order of Business.  The order of
business at
each meeting of the stockholders shall be determined by the chairman of such meeting. However, such order of business may be changed by the vote of a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote at it.
          Section 8.  Voting.  Except as otherwise provided
in the
Certificate of Incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him or her and registered in his or her name on the books of the Corporation on the date fixed pursuant to the provisions of Section 7 of
Article VII of
these By-laws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting.
Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the
Corporation, shall not be entitled to vote. Each shareholder entitled to vote shall be entitled to vote in person or by proxy; provided, however, that the right to vote by proxy shall exist only if the instrument authorizing the proxy to act has been executed in writing by the stockholder personally or by the shareholder's attorney duly authorized in writing to do so, and delivered to the Secretary of the
Corporation or to the Secretary of the meeting. However, no proxy shall be voted or acted upon after three (3) years from its date, unless the proxy shall provide for a longer period. At all meetings of the stockholders all matters, except where other provision is made by law, by the Certificate of Incorporation of the Corporation or by these By-laws, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote, as long as a quorum is present. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting, the vote on any question need not be by ballot. Upon a demand of any stockholder for a vote by ballot on any question or at the direction of the chairman that a vote by ballot be taken on any question, such vote shall be taken. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted.
          Section 9. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or her or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to said meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of said meeting, or, if not so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of said meeting during the whole meeting, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
          Section 10. Inspectors of Votes. At each meeting of the stockholders the chairman of such meeting may appoint two Inspectors of Votes to act at it. Each appointed Inspector of Votes shall first subscribe to an oath or affirmation faithfully to execute the duties of an Inspector of Votes at the meeting with strict impartiality and according to the best of his or her ability. The Inspector of Votes, if any, shall take charge of the ballots at the meeting and after the balloting on any question shall count the ballots cast and shall make a report in writing to the Secretary of the meeting of the results of the vote. An Inspector of Votes need not be a stockholder of the
Corporation, and any officer of the Corporation may be an Inspector of Votes on any question other than a vote for or against his or her election to any position within the Corporation or on any other question in which he or she may be directly interested.
          Section 11.  Business to be Conducted.
          (a) At any annual meeting of the stockholders, only such business shall be conducted as is properly brought before the meeting.

In order for business to be properly brought before the meeting, the business must either be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of
Directors; (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.
To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not more than 65 days prior to the meeting nor later than 10 business days after the giving of notice of the meeting to the stockholders by the Corporation; provided, however, that in the event that less than
15 days' notice of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifth business day preceding the date of the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business which the stockholder wishes to bring before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and record address of the stockholder proposing such business;
(3) the
class and number of shares of the Corporation which are beneficially owned by the stockholder, and (4) any material interest of the stockholder in such business.
          (b) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 11 of
Article II; provided, however, that nothing in this Section
11 of
Article II shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.
          (c) The Chairman of the Board or other officer presiding at the annual meeting shall determine whether business is properly brought before the meeting in accordance with the provisions of this
Section 11 and, if not, he or she shall so declare to the meeting and any such business not so brought shall not be transacted.
          Section 12. Stockholder Nomination of Directors. Not more than 65 days prior to the date of an annual meeting nor later than 10 business days after the giving of notice thereof to the stockholders, any stockholder who intends to make a nomination of a candidate for election to the Board of Directors at such annual meeting shall deliver a notice to the Secretary of the Corporation setting forth (1) as to each nominee whom the stockholder wishes to nominate for election or reelection as a director (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the nominee; and (iv) any other information concerning the nominee that would be required, under the rules and regulations of the
Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee as a Director; and
(2) as to
the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which the stockholder beneficially owns;
provided, however, that in the event that less than 15 days' notice of the annual meeting is given to stockholder, notice by the stockholder to be timely must be so delivered not later than the close of business on the fifth day preceding the meeting. Each notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such person to serve as a Director.
                          ARTICLE III.
                       Board of Directors.
          Section 1.  General Powers.  The property,
business and
affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
          Section 2.  Number, Qualification and Term of
Office.
Subject to the requirements of the laws of the State of Delaware and of the Certificate of Incorporation of the Corporation, the Board of
Directors may from time to time by resolution determine the number of directors which shall be not less than three but not more than eighteen directors. Directors need not be stockholders. Directors shall be divided into three classes, designated Class I, Class II and
Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire
Board of Directors. At each Annual Meeting of Stockholders, successors to the class of directors whose terms expire at that Annual Meeting shall be elected for a three year term. If the number of directors is changed, an increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the Annual Meeting of Stockholders for the year in which his or her term expires and until his or her successor is elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
          Section 3.  Election of Directors.  At each
meeting of the
stockholders for the election of directors, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors. Such election need not be by ballot.
          Section 4. Resignations. Any director may resign at any time by giving written notice of resignation to the Corporation. The resignation shall take effect at the time specified, or, if the time when it becomes effective is not specified, then it shall take effect immediately upon its receipt by the Secretary. Unless otherwise specified in the resignation, acceptance is not necessary to make it effective.
          Section 5. Removal of Directors. Subject to the rights of the holders of any class or series of stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause. The vacancy in the Board of
Directors caused by the removal of a director may be filled by the stockholders at any annual meeting or special meeting called for such purpose, or if the stockholders fail to fill the vacancy, by the Board of Directors as provided in Section 6 of this Article III. The term of a director elected to fill a vacancy caused by the removal of a director shall expire at the same time as the term of the other directors [of the class in which the vacancy occurred].
          Section 6.  Vacancies, etc.  If there is a vacancy
in the
Board of Directors caused by the death, resignation, disqualification or removal of a director, or by an increase in the number of directors, the vacancy may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The term of any director so elected by the Board of
Directors shall expire at the same time as the term of the other directors [of the class for which the new directorship is created or in which the vacancy occurred].
          Section 7. Place of Meeting etc. The Board of Directors may hold its meetings at any place within or without the State of
Delaware as it may determine.
          Section 8. Organization Meeting. After each annual meeting of stockholders at which directors are elected, and on the same day, the Board of Directors shall meet for the purpose of organization and the transaction of other business at the place where the annual meeting of the stockholders is held. Notice of the meeting need not be given. The meeting may be held at any other time or place designated in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice of meeting signed by all the directors.
          Section 9. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall determine. If the day fixed for the regular meeting is a legal holiday where the meeting is to be held, then the meeting shall be held at the same hour on the next succeeding business day. Except as otherwise provided by law, notices of regular meetings need not be given.
          Section 10. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Secretary, or a majority of the directors in office.

Notice of each such meeting shall be mailed, addressed to each director at the director's residence or usual place of business, at least two (2) days before the day on which such meeting is to be held or shall be sent to the director at the director's residence or usual place of business by telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which the special meeting is to be held. Each notice shall state the time and place of the meeting but need not state the purpose thereof, except as otherwise herein expressly provided. Notice of any meeting of the Board of Directors need not, however, be given to any director, if the director waives notice before or after the meeting in writing or by telegraph, cable, wireless or other form of recorded communication, or if the director is present at such meeting without protest. Any meeting of the Board of Directors shall be a legal meeting, even if no notice has been given, if all the directors of the Corporation are present at the meeting.
          Section 11. Quorum and Manner of Acting. Except as otherwise provided by statute or by these By-laws, one-third of the total number of directors constituting the whole Board (but not less than two) shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the
Board or such committee by means of conference telephone or other similar communications equipment by means of which all persons participating can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. In the absence of a quorum, a majority of the directors present may adjourn any meeting until a quorum is present. Notice of any adjourned meeting need not be given.
          Section 12. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of
Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.
          Section 13.  Remuneration.  Unless otherwise
expressly
provided by resolution adopted by the Board of Directors, none of the directors shall, as such, receive any stated remuneration for his or her service; but the Board of Directors may at any time or from time to time by resolution provide that a specified sum shall be paid to any director of the Corporation, either as his or her annual remuneration as such director or member of any committee of the Board of Directors and may, in addition, provide for remuneration for his or her attendance at each meeting of the Board of Directors or any such committee. The Board of Directors may also likewise provide that the Corporation shall reimburse each director for any expenses paid by him or her on account of his or her attendance at any meeting.
Nothing in this Section contained shall be construed to preclude any director from serving the Corporation or its affiliates in any other capacity and receiving remuneration therefor.
                           ARTICLE IV.
                           Committees.
          Section 1.  Standing Committees:  How Constituted
and
Powers. The Board of Directors may in its discretion, by resolution passed by a majority of the whole Board, designate an Executive
Committee, an Audit Committee, and a Compensation Committee, consisting of two or more of the Directors. The members of all
Committees shall serve at the pleasure of the Board and may be removed at any time, with or without cause.
          Section 2.
          (a)  The Executive Committee.  The Executive
Committee shall
have and may exercise, when the Board is not in session, the power of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it. The
Executive Committee shall have the power and authority to declare a dividend and authorize the issuance of stock. However, the Executive
Committee shall not have the power (1) to fill vacancies on the Board of Directors or the Executive Committee; or (2) to make or amend or repeal By-laws of the Corporation; or (3) to declare a dividend or change the dividend policy of the Corporation; to increase, decrease, or omit any dividend; or (4) to remove or appoint any officer or director of the Corporation; or (5) to recommend to the shareholders an amendment to the Certificate of Incorporation; or (6) to authorize the issuance of stock or to recommend to the shareholders the authorization of new securities of the Corporation; or (7) to recommend to the shareholders the sale, lease, or exchange of all, or substantially all, of the Corporation's property and assets; or (8)
to approve any acquisition involving more than $10,000,000 in assets or sales or purchase price; or (9) to recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or
(10) to adopt a certificate of ownership and merger pursuant to
Section 253 of the Delaware General Corporation Law.
          (b) The Audit Committee. The Audit Committee shall (1)
recommend the principal auditors of the Corporation; (2) consult with the principal auditors with regard to the plan of audit; (3) review the report of the audit and the accompanying management letter; (4) consult with the principal auditors with regard to the adequacy of internal controls; (5) consult with the Corporation's internal auditors on the above matters, and (6) have such other duties and responsibilities as may be delegated to it from time to time.
          (c) The Compensation Committee. The Compensation Committee shall approve and recommend to the Board of Directors (1) compensation arrangements; (2) the adoption of any compensation plans in which officers and directors are eligible to participate for senior management; (3) the granting of stock options or any benefits under any such plans; and shall have (4) such other duties and responsibilities as may be delegated to it from time to time. In connection with the Corporation's stock option plans, the Compensation
Committee shall have the power to determine the terms and provisions of the respective stock option agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of such plans. The Compensation Committee shall have the authority to determine the persons to whom, and the time or times at which, options may be granted, the number of shares to be subject to each, the price at which the shares subject thereto may be purchased, the period of each option and other terms and conditions thereof; provided, however, that the Compensation Committee shall not have authority to authorize the issuance of stock of the
Corporation.
          Section 3.  Organization, etc.  The Chairman of a
Standing
Committee, selected by the members of the Board of Directors, shall act as chairman at all the meetings of the Standing Committee and the
Secretary shall act as secretary thereof. In case the chairman or secretary of a Standing Committee is absent from any meeting of a committee, the Committee may appoint a chairman or secretary as the case may be, of the meeting.
          Section 4.  Meetings.  Regular meetings of the
Standing
Committees (of which no notice shall be necessary) may be held on any day and at any place, fixed by a resolution adopted by a majority of a Committee or of the Board and communicated to all its members.
Special meetings of a Committee shall be held whenever called by the
Chairman of a Standing Committee, the Chairman of the Board, the
Secretary, or a majority of the members of a Standing Committee then in office. Notice of each special meeting of a Committee shall be given by mail, telegraph, cable, or wireless or other form of recorded communication or be delivered personally or by telephone to each member of the Committee no later than the day before the day on which such meeting is to be held. Notice of any such meeting need not be given to any member of the Committee, however, if waived by the member in writing or by telegraph, cable, wireless, or other form of recorded communication, or if he or she shall be present at such meeting without protest. Any meeting of a Committee shall be a legal meeting without any notice given, if all the members of the committee are present at it. Subject to the provisions of this Article IV, a
Committee, by resolution adopted by a majority of the whole Committee, may fix its own rules or procedures, and it shall keep a record of its procedures and report them to the Board of Directors at its next regular meeting after such procedures shall have been fixed. All such proceedings shall be subject to revision or alteration by the Board of Directors; provided, however, that third parties shall not be prejudiced by any such revisions or alterations.
          Section 5.  Quorum and Manner of Acting.  A
majority of a
Standing Committee shall constitute a quorum for the transaction of business, and the act of the majority of those present at a meeting thereof at which a quorum is present shall be the act of a Committee.
          Section 6.  Other Committees.  The Board of
Directors, by
resolution passed by the majority of the whole Board, may designate other Committees, each Committee to consist of two or more members.
Except as otherwise provided by law, the Committees shall have and may exercise, to the extent provided by the resolution, the powers of the
Board in the management of the business and affairs of the Corporation, and have the power to authorize the seal of the Corporation to be affixed to all papers which require it. The
Committees shall have the names determined by the Board. Members of the Committees may participate in meetings by conference call, or similar means as set forth in Section 11 of Article III.
          Section 7. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of a Standing or other Committee may be taken without a meeting if all members of the
Committee consent in writing. The writing must then be filed with the minutes of the proceedings of the Committee.
          Section 8. Reports. Each Committee shall report all action taken by such Committee to the Board at its next meeting.
                           ARTICLE V.
                            Officers.
          Section 1.  Number.  The officers of the
Corporation shall
be a Chairman of the Board, a President, one or more
Executive Vice
Presidents, one or more Senior Vice Presidents, one or more
Vice
Presidents, a Secretary, a Treasurer, a Controller, and, any other officers appointed pursuant to Section 3 of this Article V. Any two or more offices, except those of President and Secretary, may be held by the same person.
          Section 2.  Election, Term of Office and
Qualifications.
The officers shall be elected annually by the Board of Directors, and, except in the case of officers appointed in accordance with the provisions of Section 3 of this Article V, each shall hold office until the next annual election of officers and until his or her successor has been duly elected and qualified, or until his or her death, or until he or she shall resign or be removed.
          Section 3. Other Officers. The Corporation may have any other officers and agents deemed necessary by the Board of Directors.
The other officers and agents shall be appointed in the manner, have the duties and hold their offices for the terms determined by the
Board of Directors. The Board of Directors may delegate to any principal officer the power to appoint or remove any other officers or agents.
          Section 4. Resignations. Any officer may resign at any time by giving written notice of resignation to the Corporation. The resignation shall take effect at the time specified or, if the time when it becomes effective is not specified, then it shall take effect immediately upon its receipt by the Secretary. Unless otherwise specified in the notice of resignation, the acceptance of such is not necessary to make it effective.
          Section 5. Removal. Any officer may be removed, with or without cause, by a vote of a majority of the whole Board of Directors at a regular meeting or a special meeting called for the purpose.
          Section 6. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these
By-laws for election or appointment to such office.
          Section 7.  The Chairman of the Board.  The
Chairman of the
Board (who shall be a Director) shall be the Chief Executive Officer of the Corporation, unless the Board otherwise directs, and shall preside at all meetings of stockholders. The Chairman of the Board shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-laws or by the Board of Directors. In the absence of the President the
Chairman shall perform all of the duties and exercise all powers of the President.
          Section 8. The President. The President, subject to the general control of the Chairman of the Board, unless the Board otherwise directs, shall be the Chief Operating Officer of the
Corporation. The President shall supervise generally the affairs of the Corporation and shall have all powers and perform all duties incident to the office of a president and, unless the Board otherwise directs, chief operating officer of a corporation and as provided in these By-laws. The President shall exercise such other powers and perform such other duties as may be assigned to him or her by the
Board of Directors or the Chairman of the Board.
          Section 9. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. The Executive Vice Presidents Senior
Vice Presidents and Vice Presidents shall perform such duties and may exercise such powers as from time to time may be assigned to them by these By-laws, the Board of Directors or the Chairman of the Board.
          Section 10.  The Secretary and the Assistant
Secretaries.
The Secretary shall (1) record or cause to be recorded in books kept for the purpose, the minutes of the meetings of the stockholders, the
Board of Directors, the Standing Committees, and all other committees of the Board of Directors, if any, (2) see that all notices are duly given in accordance with the provisions of these By-laws and as required by law, (3) be custodian of all corporate records (other than financial) and of the seal of the Corporation and shall have the power to cause the seal to be affixed to all documents which are duly authorized to be executed on behalf of the Corporation, (4) keep the list of stockholders including the post-office address of each stockholder, and make all proper changes in the list retaining and filing his or her authority for all such entries, or see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and (5) in general, perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the Chairman of the Board or the President.
          At the request of the Secretary, or in his or her absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Except where by law the signature of the Secretary is required, each of the
Assistant Secretaries shall possess the same power as the Secretary to sign certificates, contracts, obligations and other instruments of the Corporation, and to affix the seal of the Corporation to such instruments, and attest them.
          Section 11.  The Treasurer and the Assistant
Treasurers.
The Treasurer shall (1) have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in the banks, trust companies or other depositaries selected in accordance with the provisions of these By-laws, (2) render to the Board of Directors, whenever the Board may require him or her so to do, and shall present at the annual meeting of the stockholders, if called upon so to do, a report of all his or her transactions as Treasurer, (3) in general, perform all duties incident to the office of Treasurer and such other duties as may, from time to time, be assigned to him or her by the
Board of Directors, the Chairman of the Board or the President.
          If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.
          At the request of the Treasurer, or in his or her absence or disability, any Assistant Treasurer may perform any of the duties of the Treasurer and, when so acting, shall have all the power of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the
Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.
          Section 12. The Controller. The Controller shall be the chief accounting officer of the Corporation, and as such shall be in charge of all internal audits and accounting procedures and records.
The Controller shall render to the Board of Directors, whenever he or she deems it appropriate or whenever the Board may require him or her so to do, appropriate financial or other reports as to the Corporation.
          Section 13.  Salaries.  The salaries of the
Chairman of the
Board, the Chief Executive Officer and the President shall be fixed from time to time by the Board of Directors. The salaries of the other officers shall be fixed from time to time by the Chief Executive
Officer after consultation with the Compensation Committee. The salaries of any officers appointed by a principal officer pursuant to
Section 3 of this Article V shall be fixed from time to time by the principal officer appointing such officers. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.
                           ARTICLE VI.
             Contracts, Checks, Loans and Deposits.
          Section 1. Contracts, Checks, etc. All contracts and agreements authorized by the Board of Directors, and all checks, drafts, bills of exchange or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the
Corporation, shall be signed by the officer(s) or agent(s) designated by the Board of Directors. The designation may be general or confined to specific instances.
          Section 2.  Proxies in Respect of Securities of
Other
Corporations. Unless otherwise provided by resolution adopted by the
Board of Directors, the Chairman of the Board, the President or a Vice
President may appoint an attorney(s) or agent(s) to exercise in the name and on behalf of the Corporation the powers and rights of the
Corporation as the holder of stock or other securities in any other corporation, to vote or to consent in respect of such stock or other securities. The Chairman of the Board, the President or a Vice
President may instruct the person(s) so appointed as to the manner of exercising such powers and rights and the Chairman or the Board or the
President may execute all such written proxies, powers of attorney or other written instruments as he or she may deem necessary for the
Corporation to exercise such powers and rights.
                          ARTICLE VII.
            Certificates of Stock, Books and Records.
          Section 1. Form, Signature. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary; provided, however, that if any certificate is countersigned (a) by a transfer agent other than the Corporation or its employee or (b) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile.
If any officer of the Corporation who has signed, or whose facsimile signature has been placed upon such certificate ceases to be such before such certificate has been issued, the certificate may nevertheless be issued by the Corporation with the same effect as though such person were such officer at the date of issuance.
          Section 2. Transfer. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by attorney lawfully constituted in writing, and upon surrender of the certificate therefor.
          Section 3.  Closing of Transfer Books.  The Board
of
Directors may close the transfer books in their discretion for a period not exceeding thirty days preceding any meeting of the stockholders, or the day appointed for the payment of a dividend.
          Section 4. Record Owner. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact and accordingly shall not be bound to recognize any equitable or other claim to or interest in the share on the part of any other person, whether or not the Corporation has express or other notice of it, except as expressly provided by the laws of Delaware.
          Section 5.  Lost Certificates.  Any person
claiming a
certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact in form satisfactory to the
Corporation and shall if the officers so require give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the officers, in an amount which in the sole discretion of the officers is sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction, or the issuance of a new certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed.
          Section 6.  Books and Records.  The books and
records of the
Corporation may be kept at such places within or without the State of
Delaware as the Board of Directors may determine.
          Section 7.  Fixing Date for Determination of
Stockholders
of Record. In order that the Corporation may determine the identity of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for any other purpose, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If, in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders a record date is not fixed, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board of Directors shall adopt the resolution. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
                          ARTICLE VIII.
                           Dividends.
          Subject to the provisions of law and of the
Certificate of
Incorporation, the Board of Directors, at any regular or special meeting, may declare and pay dividends upon a share of stock either
(a) out of its surplus as defined in and computed in accordance with the provisions of law or (b) in case it shall not have any such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, whenever and in the amount advisable depending on the Board of Directors' opinion of the condition of the Corporation.
          Before payment of any dividend or making any distribution of profits, the Board of Directors in its sole discretion may set aside out of the surplus or net profits of the Corporation a sum as a reserve fund to meet contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose the directors think conducive to the interests of the
Corporation.
                           ARTICLE IX.
                              Seal.
          The corporate seal shall bear the name of the
Corporation,
the year in which the Corporation was incorporated (1968) and the words "CORPORATE SEAL - DELAWARE."
                           ARTICLE X.
                          Fiscal Year.
          The fiscal year of the Corporation shall end on the thirty-first day of December in each year.
                           ARTICLE XI.
                        Indemnification.
          Section 1. Action, etc. Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she, or a person of whom he or she was or is the legal representative, is or was a director, officer, employee, agent or member of a management committee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or member of a management committee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans. The indemnification shall be against charges, expenses (including attorneys' fees), judgments, liabilities, ERISA excise taxes, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.
          Section 2.  Actions, etc. by or in the Right of
the
Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the
Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the
Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses
(including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
          Section 3.  Determination of Right to
Indemnification.  Any
indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article. This determination shall be made
(i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.
          Section 4.  Right to Indemnification.
Notwithstanding the
other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.
          Section 5. Prepaid Expenses. Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this
Article.
          Section 6.  Other Rights and Remedies.  The
indemnification
and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any By-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
          Section 7.  Continuation of Rights.  The
indemnification and
advancement of expenses provided by, or granted pursuant to, this
Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
          Section 8. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the
Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against the liability under the provisions of this Article.
          Section 9. Expenses as a Witness. To the extent any director, officer, employee, member of a management committee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.
                          ARTICLE XII.
                           Amendments.
          All By-laws of the Corporation shall be subject to alteration or repeal, and new By-laws may be made, by the stockholders at any annual or special meeting, or, except as otherwise provided by the Certificate of Incorporation, these By-laws or by law, by the affirmative vote of a majority of the directors then in office given at any regular or special meeting of the Board of Directors.